Exhibit 4.1

UNIVERSAL CITY FLORIDA HOLDING CO. I

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH I FINANCE, INC.

and

UCFH II FINANCE, INC.,
as Co-Issuers,

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of December 9, 2004

Floating Rate Senior Notes due 2010

8 3/8% Senior Notes due 2010

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.10
(b)	7.08; 7.10; 11.02
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 11.02
(d)	7.06
314(a)	4.06; 11.02
(b)	N.A.
(c)(1)	7.02; 11.04; 11.05
(c)(2)	7.02; 11.04; 11.05
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	6.05; 7.01
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	9.02
(b)	6.07
(c)	9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable

Note:                   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

TABLE OF CONTENTS

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.
SECTION 1.02.	Other Definitions.
SECTION 1.03.	Incorporation by Reference of TIA.
SECTION 1.04.	Rules of Construction.

ARTICLE TWO

THE NOTES

SECTION 2.01.	Form and Dating.
SECTION 2.02.	Execution and Authentication.
SECTION 2.03.	Registrar and Paying Agent.
SECTION 2.04.	Paying Agent To Hold Assets in Trust.
SECTION 2.05.	Holder Lists.
SECTION 2.06.	Transfer and Exchange.
SECTION 2.07.	Replacement Notes.
SECTION 2.08.	Outstanding Notes.
SECTION 2.09.	Treasury Notes.
SECTION 2.10.	Temporary Notes.
SECTION 2.11.	Cancellation.
SECTION 2.12.	Defaulted Interest.
SECTION 2.13.	CUSIP Number.
SECTION 2.14.	Deposit of Moneys.
SECTION 2.15.	Book-Entry Provisions for Global Notes.
SECTION 2.16.	Special Transfer Provisions.

ARTICLE THREE

REDEMPTION

SECTION 3.01.	Notices to Trustee.
SECTION 3.02.	Selection of Notes To Be Redeemed.
SECTION 3.03.	Notice of Redemption.
SECTION 3.04.	Effect of Notice of Redemption.
SECTION 3.05.	Deposit of Redemption Price.
SECTION 3.06.	Notes Redeemed in Part.

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ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes.
SECTION 4.02.	Maintenance of Office or Agency.
SECTION 4.03.	Corporate Existence.
SECTION 4.04.	Payment of Taxes and Other Claims.
SECTION 4.05.	Maintenance of Properties.
SECTION 4.06.	Compliance Certificate; Notice of Default.
SECTION 4.07.	Compliance with Laws.
SECTION 4.08.	Waiver of Stay, Extension or Usury Laws.
SECTION 4.09.	Change of Control.
SECTION 4.10.	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
SECTION 4.11.	Limitation on Restricted Payments.
SECTION 4.12.	Liens.
SECTION 4.13.	Asset Sales.
SECTION 4.14.	Transactions with Affiliates.
SECTION 4.15.	Dividend and Other Payment Restrictions Affecting Subsidiaries.
SECTION 4.16.	Future Guarantors.
SECTION 4.17.	Limitation on Business Activities of Finance Issuers.
SECTION 4.18.	Reports and Other Information.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Merger, Consolidation or Sale of All or Substantially All Assets.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.	Events of Default.
SECTION 6.02.	Acceleration.
SECTION 6.03.	Other Remedies.
SECTION 6.04.	Waiver of Past Defaults.
SECTION 6.05.	Control by Majority.
SECTION 6.06.	Limitation on Suits.
SECTION 6.07.	Rights of Holders To Receive Payment.
SECTION 6.08.	Collection Suit by Trustee.

SECTION 6.09.	Trustee May File Proofs of Claim.
SECTION 6.10.	Priorities.
SECTION 6.11.	Undertaking for Costs.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Duties of Trustee.
SECTION 7.02.	Rights of Trustee.
SECTION 7.03.	Individual Rights of Trustee.
SECTION 7.04.	Trustee’s Disclaimer.
SECTION 7.05.	Notice of Default.
SECTION 7.06.	Reports by Trustee to Holders.
SECTION 7.07.	Compensation and Indemnity.
SECTION 7.08.	Replacement of Trustee.
SECTION 7.09.	Successor Trustee by Merger, Etc.
SECTION 7.10.	Eligibility; Disqualification.
SECTION 7.11.	Preferential Collection of Claims Against the Co-Issuers.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.	Termination of the Co-Issuers’ Obligations.
SECTION 8.02.	Legal Defeasance and Covenant Defeasance.
SECTION 8.03.	Conditions to Legal Defeasance or Covenant Defeasance.
SECTION 8.04.	Application of Trust Money.
SECTION 8.05.	Repayment to the Co-Issuers.
SECTION 8.06.	Reinstatement.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.	Without Consent of Holders.
SECTION 9.02.	With Consent of Holders.
SECTION 9.03.	Compliance with TIA.
SECTION 9.04.	Revocation and Effect of Consents.
SECTION 9.05.	Notation on or Exchange of Notes.
SECTION 9.06.	Trustee To Sign Amendments, Etc.

ARTICLE TEN

GUARANTEE

SECTION 10.01.	Unconditional Guarantee.
SECTION 10.02.	Limitation on Guarantor Liability.
SECTION 10.03.	Execution and Delivery of Guarantee.
SECTION 10.04.	Release of a Guarantor.
SECTION 10.05.	Waiver of Subrogation.
SECTION 10.06.	Immediate Payment.
SECTION 10.07.	No Set-Off.
SECTION 10.08.	Guarantee Obligations Absolute.
SECTION 10.09.	Guarantee Obligations Continuing.
SECTION 10.10.	Guarantee Obligations Not Reduced.
SECTION 10.11.	Guarantee Obligations Reinstated.
SECTION 10.12.	Guarantee Obligations Not Affected.
SECTION 10.13.	Waiver.
SECTION 10.14.	No Obligation To Take Action Against the Issuers.
SECTION 10.15.	Dealing with the Co-Issuers and Others.
SECTION 10.16.	Default and Enforcement.
SECTION 10.17.	Amendment, Etc.
SECTION 10.18.	Acknowledgment.
SECTION 10.19.	Costs and Expenses.
SECTION 10.20.	No Merger or Waiver; Cumulative Remedies.
SECTION 10.21.	Survival of Guarantee Obligations.
SECTION 10.22.	Guarantee in Addition to Other Guarantee Obligations.
SECTION 10.23.	Severability.
SECTION 10.24.	Successors and Assigns.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.	TIA Controls.
SECTION 11.02.	Notices.
SECTION 11.03.	Communications by Holders with Other Holders.
SECTION 11.04.	Certificate and Opinion as to Conditions Precedent.
SECTION 11.05.	Statements Required in Certificate or Opinion.
SECTION 11.06.	Rules by Trustee, Paying Agent, Registrar.
SECTION 11.07.	Legal Holidays.
SECTION 11.08.	Governing Law; Waiver of Jury Trial.
SECTION 11.09.	No Adverse Interpretation of Other Agreements.
SECTION 11.10.	No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

SECTION 11.11.	Successors.
SECTION 11.12.	Duplicate Originals.
SECTION 11.13.	Severability.

Signatures

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Exhibit A-1	-	Form of Floating Rate Note
Exhibit A-2	-	Form of Fixed Rate Note
Exhibit B	-	Form of Legends
Exhibit C	-	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D	-	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
Exhibit E	-	Form of Notation on Guarantee

Note:                   This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

INDENTURE dated as of December 9, 2004 among Universal City Florida Holding Co. I, a Florida general partnership (“Holding I”), Universal City Florida Holding Co. II, a Florida general partnership (“Holding II”).  “Issuers” herein refers to Holding I and Holding II collectively and unless the context otherwise requires, either Holding I or Holding II.  UCFH I Finance, Inc., a Florida corporation (“Finance I”) and UCFH II Finance, Inc., a Florida corporation (“Finance II” and, together with Finance I, the “Finance Issuers” and, together with the Issuers, the “Co-Issuers”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a New York banking corporation, as Trustee (the “Trustee”).

RECITALS

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Co-Issuers’ floating rate senior notes (the “Floating Rate Notes”), and their 8 3/8% senior notes due 2010 (the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Original Notes”) issued on the date hereof, (b) any Additional Notes (as defined herein) that may be issued after the date hereof (all such notes in clauses (a) and (b) being referred to collectively as the “Initial Notes”) and (c) if and when issued as provided in the Registration Rights Agreement (as defined herein), the Co-Issuers’ floating rate senior notes due 2010 and their 8 3/8% senior notes due 2010 issued in the Exchange Offer (as defined herein) in exchange for any Initial Notes (the “Exchange Notes” and, together with the Initial Notes, the “Notes”).  On the date hereof, $450,000,000 in aggregate principal amount of Original Notes will be issued.  Subject to the conditions and compliance with the covenants (including without limitation, Section 4.10) set forth herein, the Co-Issuers may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                                 Definitions.

Set forth below are certain defined terms used in this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Restricted Subsidiary of such specified Person, and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of such specified Person or was otherwise acquired by such Person, or such asset was acquired by such Person, as applicable.

“Additional Interest” means any additional interest, if any, payable on the Initial Notes pursuant to the terms of the Registration Rights Agreement.

“Additional Notes” means floating rate senior notes due 2010 and 8 3/8% senior notes due 2010 issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person, or the Issuers, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person, or in the case of the Issuers, either Issuer or the Issuers taken together.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, (i) each of the entities comprising Blackstone and VUE is an Affiliate of the Co-Issuers, (ii) UCF Hotel Venture is not an Affiliate of the Co-Issuers under UCF Hotel Venture’s ownership structure as it exists on the Issue Date and (iii) HR Florida Partners is not an Affiliate of the Issuers.

“Agent” means any Registrar, Paying Agent, Calculation Agent or co-Registrar.

“amend” means amend, modify, supplement, restate or amend and restate, including successively, and “amending” and “amended” have correlative meanings.

“Asset Sale” means:

(1)           the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of either Issuer or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to an Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a)           a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, or equipment or property that is no longer useful in the conduct of the business of the Issuers and the Restricted Subsidiaries, in each case, in the ordinary course of business;

(b)           the disposition of all or substantially all of the assets of any Co-Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c)           any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.11;

(d)           any disposition of assets, or issuance or sale of Equity Interests of any Restricted Subsidiary, with an aggregate Fair Market Value of less than $20.0 million;

(e)           any disposition of property or assets by a Restricted Subsidiary to an Issuer or by an Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f)            sales of assets received by an Issuer upon the foreclosure on a Lien;

(g)           any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)           sales of inventory in the ordinary course of business; and

(i)            the lease, assignment or sublease of any real or personal property in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Blackstone” means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

“Board of Directors” means as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof or, with respect to UCDP, the Park Advisory Board and with respect to either Issuer, the partner representatives of such Issuer.

“Board Resolution” means, with respect to any Person, a duly adopted resolution or consent of the Board of Directors of such Person, which is in full force and effect on the date of such adoption or consent, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State.

“Calculation Date” has the meaning assigned to such term in the definition of “Debt to EBITDA Ratio.”

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Contribution Amount” means half of the aggregate amount of Indebtedness Incurred by the Issuers pursuant to clause (xviii) of Section 4.10(b).

“Cash Equivalents” means:

(1)           U.S. dollars, pounds sterling, euros or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

(3)           certificates of deposit and time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P;

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper issued by a corporation (other than an Affiliate of the Issuers) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)           investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

(7)           readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P; and

(8)           Indebtedness or preferred stock issued by Persons (other than Blackstone or its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuers and their Subsidiaries, taken as a whole, to a Person other than one or more of the Permitted Holders; or

(2)           the Co-Issuers become aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total combined voting power of the Voting Stock or economic interests of the Issuers (taken together); or

(3)           the Issuers (taken together) cease to legally and beneficially own, directly or indirectly, 100% of the issued and outstanding Capital Stock of UCDP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis (or, with respect to the Issuers, on a combined consolidated basis) and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)           consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and original issue discount, expensing of any bridge or other financing fees and non-cash interest accrued on Special Fees);

(2)           consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; and

(3)           one-third of the obligations of such Person and its Restricted Subsidiaries for rental payments made during such period under operating leases as part of Sale/Leaseback Transactions calculated in the case of the Issuers on a combined consolidated basis.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (or, with respect to the Issuers, on a combined consolidated basis); provided, however, that:

(1)           any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

(2)           the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3)           any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(4)           any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of each of the Issuers) shall be excluded;

(5)           the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and

(6)           the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless (x) such restrictions with respect to the payment of dividends or similar distributions have been legally waived or (y) such restriction is permitted pursuant to Section 4.15; provided that the net loss of any such Restricted Subsidiary shall be included.

For the avoidance of doubt, Consolidated Net Income includes the deduction of any accrual of Special Fees incurred after the Issue Date.

Notwithstanding the foregoing, for the purpose of Section 4.11 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to an Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clauses (a)(C)(4) and (a)(C)(5).

“Contribution Indebtedness” means Indebtedness of such Person in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuers (taken together) after the Issue Date, provided that:

(1)           if the aggregate principal amount of such Contribution Indebtedness is greater than such cash contributions to the capital of the Issuers (taken together) the amount in excess shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Notes, and

(2)           such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Corporate Trust Office” means the corporate trust office of the Trustee located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention:  Corporate Trust Administration, with a copy to 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention:  Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Issuers, at which at any particular time its corporate trust business shall be principally administered.

“Credit Agreement” means the credit agreement dated as of December 9, 2004 among UCDP, the financial institutions named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement or increasing the amount loaned thereunder or altering the maturity thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt to EBITDA Ratio” means, with respect to any Person for any period, the ratio of:

(1)           the Indebtedness of such Person and its Restricted Subsidiaries at the time of determination (the “Calculation Date”), on a consolidated basis, to

(2)           the EBITDA of such Person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

calculated in the case of the Issuers on a combined consolidated basis.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Issuers or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into an Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Debt to EBITDA Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of an Issuer.  Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuers as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by an Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of an Issuer (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Issuers or an employee stock ownership plan or trust established by an Issuer or any of the Issuers’ Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(iv)(C).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)           matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale, provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Notes (including the purchase of any Notes tendered pursuant thereto)),

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3)           is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of an Issuer or any of the Issuers’ Subsidiaries or by any such plan to such employees, such

Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by a Co-Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)           provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income; plus

(2)           Consolidated Interest Expense plus amortization of deferred financing fees and original issue discount of such Person for such period to the extent the same was deducted in computing Consolidated Net Income; plus

(3)           Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income; plus

(4)           any non-recurring fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), to the extent deducted in such period in computing Consolidated Net Income; plus

(5)           any (a) cash restructuring charges not to exceed $15.0 million per annum and (b) any one-time costs incurred in connection with acquisitions consummated after the Issue Date, in each case, to the extent deducted in such period in computing Consolidated Net Income; plus

(6)           the amount of management, consulting, monitoring and advisory fees and related expenses payable to VUE or Blackstone (or any accruals relating to such fees and related expenses) during such period, in an amount not to exceed $3.0 million; plus

(7)           any non-cash expense relating to defined benefit pension or post-retirement benefit plans to the extent deducted in such period in computing Consolidated Net Income; plus

(8)           any other non-cash charges reducing Consolidated Net Income for such period (including any non-cash charges arising from fair value accounting required by Statement of Financial Accounting Standards No. 133), but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period; plus

(9)           the amount of any minority interest expense deducted in calculating Consolidated Net Income;

less, without duplication,

(1)           non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period); less

(2)           any income relating to defined benefit pension or post-retirement benefit plans increasing Consolidated Net Income for such period,

calculated in the case of the Issuers on a combined consolidated basis.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Issuers shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuers by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock, including without limitation, Preferred Stock of an Issuer (other than Disqualified Stock), other than:

(1)           public offerings registered on Form S-8; and

(2)           any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer” means the registration by the Co-Issuers under the Securities Act pursuant to a registration statement of the offer by the Co-Issuers to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the registration statement filed with the SEC in connection with the Exchange Offer.

“Excluded Contributions” means the net cash proceeds received by the Issuers (taken together) after the Issue Date from:

(1)           contributions to the common equity capital of the Issuers (taken together), and

(2)           the sale (other than to a Subsidiary of the Issuers or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuers, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate (taken together), the cash proceeds of which are excluded from the calculation set forth in Section 4.11(a)(iv)(C).

“Existing Notes” means the 11 3/4% Senior Notes due 2010 of UCDP.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof and any subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.  For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment and, in the case of the Issuers, “combined” means the financial condition and results of the Issuers combined in accordance with GAAP.

“Global Note” shall mean one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of any Co-Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)           currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a permanent global security representing either the Fixed Rate Notes or the Floating Rate Notes, as the case may be, in the form of Exhibit A hereto bearing the legends set forth in Exhibit B and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of the Issuers (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary of the Issuers.

“Indebtedness” means, with respect to any Person:

(1)           the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within twelve months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto or (d) in respect of Capitalized Lease Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)           to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3)           to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; and

(4)           the deferred Special Fee in the aggregate amount of $40.9 million owed to VUE outstanding as of September 26, 2004, on a pro forma basis after giving effect to the Transactions (to the extent such amount remains unpaid), calculated in the case of the Issuers on a combined consolidated basis.

Notwithstanding the foregoing, “Indebtedness” shall not include:

(1)           any obligation of either Issuer to make distributions to its partners in accordance with the terms of its partnership agreement; and

(2)           any obligation relating to the Special Fee, other than as referred to in clause (4) of the foregoing paragraph.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith determination of the Co-Issuers, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

“Institutional Accredited Investor” or “IAI” means an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.

“Interest Payment Date” means, in the case of the Floating Rate Notes, each February 1, May 1, August 1 and November 1, commencing February 1, 2005, and in the case of the Fixed Rate Notes, each May 1 and November 1, commencing May 1, 2005.

“Investment Grade Securities” means:

(1)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)           debt securities or debt instruments (other than those issued by Blackstone, VUE or their respective Affiliates) with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuers and their Subsidiaries,

(3)           investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution and

(4)           corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuers (calculated on a combined consolidated basis) in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 4.11:

(1)           “Investments” shall include the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuers at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuers shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(A)          the Issuers’ “Investment” in such Subsidiary at the time of such redesignation less

(B)           the portion (proportionate to the Issuers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer,

in each case as determined in good faith by the Board of Directors of UCDP or the Board of Directors of each of the Issuers.

“Issue Date” means December 9, 2004.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity Date” means May 1, 2010.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereto.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuers or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration or Land Sale Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale, amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.13(b)) to be paid as a result of such transaction, any required distributions to holders of minority interests in any Restricted Subsidiary party to such Asset Sale and any deduction of appropriate amounts to be provided by the Issuers as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuers after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (calculated in the case of the Issuers on a combined consolidated basis).

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offering Memorandum” means the offering memorandum of the Co-Issuers dated December 2, 2004 relating to the Initial Notes.

“Officer” means any member of the Park Advisory Board, Chief Executive Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of either Issuer or the comparable title with respect to its general partner, or any person performing those functions for either Issuer but employed by an Affiliate of either Issuer, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by two Officers of either Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Issuer; provided that an Officers’ Certificate delivered on the Issue Date shall mean a certificate signed on behalf of the Issuers by one Officer of either Issuer who must be the principal executive officer, the principal financial officer or the principal accounting officer of such Issuer, and in either case, such certificate must meet the requirements set forth in this Indenture.

“144A Global Notes” means permanent global securities in registered form representing the aggregate principal amount of Floating Rate Notes and Fixed Rate Notes, as the case may be, sold in reliance on Rule 144A under the Securities Act.

“Opinion of Counsel” means a written opinion from legal counsel.  The counsel may be an employee of, or counsel to, an Issuer.

“Pari Passu Indebtedness” means any Indebtedness of the Co-Issuers that ranks equally in right of payment to the Notes.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of UCDP dated as of June 5, 2002.

“Permitted Holders” means (i) VUE, (ii) Blackstone and (iii) any Person in which Blackstone and VUE collectively own at least 75% of the outstanding Capital Stock.  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)           any Investment in the Co-Issuers or any Restricted Subsidiary;

(2)           any Investment in Cash Equivalents or Investment Grade Securities;

(3)           any Investment by any Issuer or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary;

(4)           any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.13 or any other disposition of assets not constituting an Asset Sale;

(5)           any Investment existing on the Issue Date;

(6)           advances to employees of an Issuer or to employees of an Affiliate of an Issuer that regularly provides services to an Issuer not in excess of $10.0 million outstanding at any one time for the Issuers in the aggregate;

(7)           any Investment acquired by an Issuer or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by an Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by an Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, or (c) in satisfaction of a judgment in favor of an Issuer or any Restricted Subsidiary;

(8)           Hedging Obligations;

(9)           additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9), not to exceed 5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the same time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)         loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

(11)         Investments the payment for which consists of Equity Interests of an Issuer (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.11(a)(C);

(12)         any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.14(b) (except transactions described in clauses (ii), (vi) and (vii) of such section);

(13)         Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14)         guarantees issued in accordance with Sections 4.10 and 4.16;

(15)         any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(16)         Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(17)         Investments consisting of the purchase by an Issuer at no greater than par from VUE of the right to receive any Special Fee.

“Permitted Liens” means, with respect to any Person:

(1)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)           Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued at the request of and for the account of such Person in the ordinary course of its business;

(5)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)           Liens securing Indebtedness under the Credit Agreement incurred in accordance with Section 4.10 and Liens securing Indebtedness permitted to be incurred pursuant to clause (iv), (xii) or (xix) of Section 4.10(b);

(7)           Liens existing on the Issue Date and after giving effect to the Transactions;

(8)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary of an Issuer; provided, however, such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary of an Issuer; provided further, however, that such Liens may not extend to any other property owned by the Co-Issuers or any Restricted Subsidiary;

(9)           Liens on property at the time an Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into an Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by any Issuer or any Restricted Subsidiary;

(10)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to an Issuer or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.10;

(11)         Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)         leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Co-Issuers or any Restricted Subsidiary;

(14)         Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Co-Issuers and a Restricted Subsidiary in the ordinary course of business;

(15)         Liens in favor of the Issuers;

(16)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10) and (11); provided, however, that (x) such new

Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10) and (11) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(17)         Liens securing obligations created by or resulting from any litigation or legal proceeding involving an Issuer in the ordinary course of business which is currently being contested in good faith by appropriate proceedings; provided that adequate reserves have been set aside and no property is subject to a material risk of loss or forfeiture;

(18)         Liens securing the obligations of UCDP under that certain Agreement dated as of January 20, 1987;

(19)         licenses of intellectual property granted in a manner consistent with past practice; and

(20)         other Liens securing obligations in an amount not to exceed $5.0 million at any one time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

“Record Date” means the applicable Record Date specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and such Note.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and such Note.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of December 9, 2004 among the Co-Issuers and the Initial Purchasers and (ii) with respect to any Additional Notes, one or more similar registration rights agreements between the Co-Issuers and the other parties thereto relating to rights given by the Co-Issuers to the purchasers of such Additional Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” means permanent global securities in registered form representing the aggregate principal amount of Fixed Rate Notes and Floating Rate Notes, as the case may be, sold in reliance on Regulation S under the Securities Act.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Security” means a Note that constitutes a “Restricted Security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary of the Issuers other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by an Issuer or a Restricted Subsidiary whereby such Issuer or such Restricted Subsidiary transfers such property to a Person and such Issuer or such Restricted Subsidiary leases it from such Person, other than leases between a Co-Issuer and a Restricted Subsidiary or between Restricted Subsidiaries.

“S&P” means Standard and Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Documents” means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the collateral documents relating thereto, as amended, supplemented or otherwise modified from time to time.

“Shelf Registration Statement” means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of the Issuers determined on a combined consolidated basis, within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Co-Issuers and their Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Fee” means that certain Special Fee, including any interest accrued thereon, payable to VUE as defined in the Partnership Agreement as in effect on the Issue Date or as such definition may be modified in a manner no less favorable to UCDP.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means with respect to the Issuers, any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person or the Issuers (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person, or the Issuers taken together, or one or more of the other Subsidiaries of such Person, or the Issuers taken together, or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person, or the Issuers taken together, or one or more of the other Subsidiaries of such Person, or the Issuers taken together, or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person, or the Issuers taken together, or any Restricted Subsidiary of such Person, or the Issuers taken together, is a controlling general partner or otherwise controls such entity.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of the date of this Indenture, except as provided in Section 9.03.

“Total Assets” means the total consolidated assets of the Issuers and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuers, calculated on a combined consolidated basis.

“Transactions” means the offering of the Notes and the other transactions described in the Offering Memorandum relating to the offering of the Notes.

“Trust Officer” means:

(1)           any officer within the corporate trust department of a Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of that Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2)           who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“UCDP” means Universal City Development Partners, Ltd., a Florida limited partnership.

“Unrestricted Subsidiary” means:

(1)           any Subsidiary of the Issuers that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of each of the Issuers in the manner provided below; and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of each of the Issuers may designate any Subsidiary of the Issuers (including any newly acquired or newly formed Subsidiary of the Issuers) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuers (taken together) or any other Subsidiary of the Issuers that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of any of the Co-Issuers or any Restricted Subsidiaries; provided further, however, that either:

(a)           the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)           if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.11.

The Board of Directors of each of the Issuers may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)  (1) the Issuers could Incur $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test described under Section 4.10 or (2) the Debt to EBITDA Ratio for the Issuers and the Restricted Subsidiaries would be lower than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation and

(y)  no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of each of the Issuers shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of each of the Issuers giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors, managers or other voting members of the governing body of such Person.

“VUE” means Vivendi Universal Entertainment LLLP and its Affiliates and any successor thereto.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 99% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.                                                                 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.14(a)

“Asset Sale Offer”	4.13(b)

“Asset Sale Offer Amount”	4.13(c)

“Asset Sale Offer Period”	4.13(c)

“Asset Sale Purchase Date”	4.13(c)

“Basket Period”	4.11(a)

“Calculation Agent”	2.03

“Change of Control Offer”	4.09(a)

“Change of Control Payment”	4.09(a)

“Change of Control Payment Date”	4.09(b)

“Co-Issuers”	Recitals

“Covenant Defeasance”	8.02(c)

“Event of Default”	6.01

“Excess Proceeds”	4.13(b)

“Exchange Notes”	Recitals

“Global Note Legend”	Exhibit B

Term	Defined in Section

“Guarantee Obligations”	10.01(a)

“Initial Notes”	Recitals

“Issuers”	Recitals

“Land Sale Non-cash Consideration”	4.13(a)

“Legal Defeasance”	8.02(b)

“Material Adverse Effect”	4.03

“Notes”	Recitals

“Original Notes”	Recitals

“Participants”	2.15(a)

“Paying Agent”	2.03

“Physical Notes”	2.01

“Private Placement Legend”	Exhibit B

“Refinancing Indebtedness”	4.10(b)

“Refunding Capital Stock”	4.11(b)

“Registrar”	2.03

“Restricted Payments”	4.11(a)

“Retired Capital Stock”	4.11(b)

“Successor Company”	5.01(a)

“Successor Guarantor”	5.01(b)

SECTION 1.03.                                                                 Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

(a)           “indenture securities” means the Notes;

(b)           “indenture security holder” means a Holder or a Noteholder;

(c)           “indenture to be qualified” means this Indenture;

(d)           “indenture trustee” or “institutional trustee” means the Trustee; and

(e)           “obligor” on the indenture securities means the Co-Issuers, any Guarantor or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04.                                                                 Rules of Construction.

Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and words in the plural include the singular;

(e)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(f)            the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO

THE NOTES

SECTION 2.01.                                                                 Form and Dating.

The Initial Notes, the Exchange Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Co-Issuers shall approve the form of the Notes and any notation, legend or endorsement on them.  Each Note shall be dated the date of its authentication.  Any Note (whether a Global Note or a Physical Note) that is a Restricted Security shall bear the Private Placement Legend set forth in Exhibit B.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Co-Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibits A-1 and A-2, deposited with the Trustee, as custodian for the Depositary, duly executed by the Co-Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends relating to Global Notes set forth in Exhibit B.  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibits A-1 and A-2 (the “Physical Notes”) and shall, to the extent applicable, bear the legends set forth in Exhibit B.

SECTION 2.02.                                                                 Execution and Authentication.

One Officer of each Co-Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Co-Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Original Notes on the Issue Date in the aggregate principal amount of $300,000,000 Floating Rate Notes and $150,000,000 Fixed Rate Notes and (ii) Exchange Notes from time to time for issuance only in exchange for a like principal amount of Original Notes, in each case upon a written order of each Co-Issuer in the form of an Officers’ Certificate.  In addition, the Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.10) and the same principal amount of Exchange Notes in exchange therefor upon a written order of each Co-Issuer in the form of an Officers’ Certificate.  Each such Officers’ Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and, in the case of Additional Notes, the issue price of the Notes.

The Trustee may appoint an authenticating agent reasonably acceptable to the Co-Issuers to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Co- Issuers and Affiliates of the Co-Issuers.

The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof.

SECTION 2.03.                                                                 Registrar and Paying Agent.

The Co-Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served.  The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Co-Issuers may act as their own Registrar or Paying Agent, except that for the purposes of Articles Three and Eight and Sections 4.09 and 4.13, neither Issuer nor any Affiliate of either Issuer shall act as Paying Agent.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Co-Issuers, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Co-Issuers shall also appoint a calculation agent (the “Calculation Agent”) to determine the interest rate on the Floating Rate Notes.  The Co-Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

The Co-Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent.  The Co-Issuers shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Co-Issuers fail to maintain a Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such.

SECTION 2.04.                                                                 Paying Agent To Hold Assets in Trust.

The Co-Issuers shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Eight, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Co-Issuers or any other obligor on the Notes), and shall notify the Trustee of any Default by the Co-Issuers (or any other obligor on the Notes) in making any such payment.  The Co-Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Co-Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.                                                                 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Co-Issuers shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                                                 Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Co-Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Co-Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request.  No service charge shall be made for any registration of transfer or exchange, but the Co-Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07.                                                                 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Co-Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Co-Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Co-Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code and (c) satisfies any other reasonable requirements of the Trustee.  Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Co-Issuers and the Trustee, to protect the Co-Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Co-Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

Every replacement Note is an additional obligation of the Co-Issuers.

SECTION 2.08.                                                                 Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  A Note does not cease to be outstanding because the Co-Issuers or any of their respective Affiliates holds the Note (subject to the provisions of Section 2.09).

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Trust Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest thereon ceases to accrue.  If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than any Co-Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest thereon ceases to accrue.

SECTION 2.09.                                                                 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Co-Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10.                                                                 Temporary Notes.

Until definitive Notes are ready for delivery, the Co-Issuers may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Co-Issuers consider appropriate for temporary Notes.  Without unreasonable delay, the Co-Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.  Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11.                                                                 Cancellation.

The Co-Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than any Co-Issuer or any of its Subsidiaries), and no one else, shall cancel and, at the written direction of the Co-Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures.  Subject to Section 2.07, the Co-Issuers may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation.  If the Co-Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                                                 Defaulted Interest.

If the Co-Issuers default in a payment of interest on the Notes, they shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner.  The Co-Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Co-Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before any such subsequent special record date, the Co-Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13.                                                                 CUSIP Number.

The Co-Issuers in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Co-Issuers will promptly notify the Trustee of any change in the CUSIP numbers.

SECTION 2.14.                                                                 Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, the Co-Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Purchase Date, as the case may be.

SECTION 2.15.                                         Book-Entry Provisions for Global Notes.

(a)                                  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the legends relating to the Global Notes as set forth in Exhibit B.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner of any Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees.  Beneficial interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16.  In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Co-Issuers that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Co-Issuers, with a copy to the Trustee, within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Securities Act and a successor depositary is not appointed by the Co-Issuers, with a copy to the Trustee, within 90 days of such cessation, (iii) the Co-Issuers, at their option, notify the Trustee that they elect to cause the issuance of certificated Notes or (iv) a Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(c)                                  In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (i) the Co-Issuers shall execute and (ii) the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

(d)                                 In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation and (i) the Co-Issuers shall execute, and (ii) the Trustee shall upon written instructions from the Co-Issuers authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e)                                  Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

(f)                                    The Holder in any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16.                                                                 Special Transfer Provisions.

(a)                                  Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i)                                     the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that no Co-Issuer nor any Affiliate of a Co-Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

(ii)                                  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in an IAI Global Note or a Regulation S Global Note, as the case may be, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and record the date and an increase in the principal amount of the applicable IAI Global Note or the applicable Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii)                               if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and record the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the applicable IAI Global Note or the applicable Regulation S

Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

(b)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

(i)                                     the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Co-Issuers nor any Affiliate of the Co-Issuers has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Co-Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Co-Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

(ii)                                  if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its book and record the date and an increase in the principal amount of the applicable 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

(iii)                               if the proposed transferor is a Participant seeking to transfer an interest in an IAI Global Note or a Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depositary’s and the Registrar’s procedures, the Registrar shall register the transfer and reflect on its books and record the date and (A) a decrease in the principal amount of the applicable IAI Global Note or the applicable Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the applicable 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

(c)                                  Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)                                 Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Co-Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been offered pursuant to an effective registration statement under the Securities Act.

(e)                                  General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture and in the Private Placement Legend.  Prior to any transfer of a Note by the Co-Issuers or any of their Affiliates, the Co-Issuers or such Affiliate shall notify the transferee of such Note that the transferor of such Note was an issuer or an affiliate of an issuer for purposes of Rule 144 under the Securities Act.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16.  The Co-Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                                                 Notices to Trustee.

If the Co-Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed.  The Co-Issuers shall give notice of redemption to the Paying Agent and Trustee at least 45 days before the Redemption Date (unless a shorter notice period shall be agreed to by the Trustee in writing), together with an Officers’ Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02.                                                                 Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(i)                                     if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(ii)                                  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee, in its sole discretion, shall deem fair and appropriate (and in such manner as complies with the procedures of the Depositary and applicable legal requirements);

provided, however, that, in the case of a redemption pursuant to Section 6 of the Notes, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depositary).

No Notes of $1,000 or less shall be redeemed in part.

SECTION 3.03.                                                                 Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Co-Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address.  At the Co-Issuers’ request, the Trustee shall forward the notice of redemption in the Co-Issuers’ name and at the Co-Issuers’ expense.  Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(i)                                     the Redemption Date;

(ii)                                  the Redemption Price and the amount of accrued and unpaid interest and Additional Interest, if any, to be paid;

(iii)                               the name and address of the Paying Agent;

(iv)                              that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest;

(v)                                 that, unless the Co-Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(vi)                              if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(vii)                           if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(viii)                        the section of the Notes pursuant to which the Notes are to be redeemed.

Such notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Notices of redemption may not be conditional.

SECTION 3.04.                                                                 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest to the Redemption Date.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.  On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05.                                                                 Deposit of Redemption Price.

On or before 10:00 a.m. New York City time on the Redemption Date, the Co-Issuers shall deposit with the Paying Agent, U.S. Legal Tender sufficient to pay the Redemption Price plus accrued and unpaid interest of all Notes to be redeemed on that date.

If the Co-Issuers comply with the preceding paragraph, then, unless the Co-Issuers default in the payment of such Redemption Price plus accrued and unpaid interest, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.                                                                 Notes Redeemed in Part.

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                                                 Payment of Notes.

The Co-Issuers shall pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than each Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.  Interest on the Fixed Rate Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in each period.

The Co-Issuers shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Notes.

SECTION 4.02.                                                                 Maintenance of Office or Agency.

The Co-Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03.  The Co-Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Co-Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in 11.02.

The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Co-Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Co-Issuers hereby initially designate the Trustee, located at the Corporate Trust Office, as such office of the Co-Issuers in accordance with Section 2.03.

SECTION 4.03.                                                                 Corporate Existence.

Except as otherwise permitted by Article Five, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate or partnership existences, as applicable, and the corporate, partnership or other existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory), licenses and material franchises of the Issuers and each of the Restricted Subsidiaries; provided, however, that the Co-Issuers shall not be required to preserve any such right, license, franchise or corporate or partnership existence with respect to each such Restricted Subsidiary if the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuers and the Restricted Subsidiaries taken as a whole (a “Material Adverse Effect”).

SECTION 4.04.                                                                 Payment of Taxes and Other Claims.

The Issuers shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before any penalty or interest accrues thereon, (a) all taxes, assessments and governmental charges levied or imposed upon them or any of their Subsidiaries or upon the income, profits or property of them or any of their Subsidiaries and (b) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of them or any of the Restricted Subsidiaries other than such taxes, assessments, governmental charges or claims as to which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect; provided further, however, that the Co-Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.05.                                                                 Maintenance of Properties.

Each Issuer shall cause all material properties owned by or leased by it or any Restricted Subsidiary used or useful to the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.05 shall prevent any Co-Issuer from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of such Issuer or any such Restricted Subsidiary desirable in the conduct of the business of such Issuer or any such Restricted Subsidiary, and if such discontinuance or disposal would not, individually or in the aggregate, have a material adverse effect on the ability of the Co-Issuers to perform their obligations hereunder; provided further, however, that nothing in this Section 4.05 shall prevent any Co-Issuer or any Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

SECTION 4.06.                                                                 Compliance Certificate; Notice of Default.

(a)                                  The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers’ Certificate stating that in the course of performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period.  If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or proposes to take with respect thereto.

(b)                                 Either Issuer shall deliver to the Trustee as soon as possible and in any event within the earlier of 90 days after the occurrence and 30 days after such Issuer becomes aware of the occurrence of any Default an Officers’ Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07.                                                                 Compliance with Laws.

The Co-Issuers shall comply, and shall cause each of their Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 4.08.                                                                 Waiver of Stay, Extension or Usury Laws.

Each Co-Issuer and each Guarantor, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Co-Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09.                                                                 Change of Control.

(a)                                  If a Change of Control occurs, each Holder of Notes will have the right to require the Co-Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to a Change of Control Offer (the “Change of Control Offer”), except to the extent that the Co-Issuers have previously elected to redeem Notes pursuant to Section 5 or Section 6 of the Notes.  In the Change of Control Offer, the Co-Issuers will offer to pay an amount in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(b)                                 Within 60 days following any Change of Control, except to the extent the Co-Issuers have previously elected to redeem Notes pursuant to Section 5 or Section 6 of the Notes, the Co-Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in such notice, which date shall be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  Such notice shall state:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered and not withdrawn will be accepted for payment;

(ii)                                  the purchase price (including the amount of accrued and unpaid interest, if any, to the Change of Control Payment Date) and the Change of Control Payment Date;

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Co-Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v)                                 that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)                           that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(viii)                        the circumstances and relevant facts regarding such Change of Control.

(c)                                  On or before the Change of Control Payment Date, the Co-Issuers will, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof (equal to $1,000 or an integral multiple thereof) properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii)                               deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Co-Issuers.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

(d)                                 Notwithstanding the foregoing, the Co-Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of

Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Co-Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  The Co-Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09.  To the extent the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue thereof.

SECTION 4.10.                                                                 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred
Stock.

(a)                                  The Issuers will not

(i)                                     and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

(ii)                                  permit any Restricted Subsidiary to issue any shares of Preferred Stock;

provided, however, that the Issuers and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case, if the Debt to EBITDA Ratio of the Issuers at the time of such Incurrence or issuance, as the case may be, would have been less than or equal to 6.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available.

(b)                                 The limitations set forth in Section 4.10(a) will not apply to:

(i)                                     the Incurrence by the Issuers or the Restricted Subsidiaries of Indebtedness under the Credit Agreement, including any Indebtedness outstanding on the Issue Date, and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $925.0 million outstanding at any one time, less (A) the amount of all mandatory principal payments required to be made by the borrower thereunder with the Net Proceeds of Asset Sales and (B) the amount of any Refinancing Indebtedness Incurred pursuant to clause (xiv) to refinance Indebtedness under the Credit Agreement;

(ii)                                  the Incurrence by the Issuers and any Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and any Guarantees, if applicable, and any Exchange Notes and guarantees thereof;

(iii)                               Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) above);

(iv)                              Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuers or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (iv), does not exceed the greater of (x) $50.0 million and (y) 2.5% of Total Assets;

(v)                                 Indebtedness Incurred by the Issuers or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(vi)                              Indebtedness arising from agreements of the Issuers (taken together) or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred in connection with the disposition of any business, assets or a Subsidiary of the Issuers in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)                           Indebtedness of the Issuers to a Restricted Subsidiary; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuers or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(viii)                        shares of Preferred Stock of a Restricted Subsidiary issued to an Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any other subsequent transfer of any such shares of Preferred Stock (except to an Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix)                                Indebtedness of a Restricted Subsidiary to the Issuers (taken together) or another Restricted Subsidiary; provided that (A) any such Indebtedness is made pursuant to an intercompany note and (B) to the extent applicable, if a Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to an Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(x)                                   Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes):

(A)                               for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(B)                                 for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or

(C)                                 for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(xi)                                obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Issuers (taken together) or any Restricted Subsidiary in the ordinary course of business;

(xii)                             Indebtedness of the Issuers or Disqualified Stock of an Issuer or Indebtedness or Disqualified Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed $60.0 million at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.10(a) from and after the first date on which the Issuers or such Restricted Subsidiary could have Incurred such Indebtedness under Section 4.10(a) without reliance upon this clause (xii));

(xiii)                          any guarantee by the Issuers (taken together) or a Restricted Subsidiary of Indebtedness or other obligations of the Issuers or such Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Issuers or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or any Guarantee, if applicable, of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(xiv)                         the Incurrence by the Issuers (taken together) or any Restricted Subsidiary of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under Section 4.10(a) and clauses (i), (ii), (iii), (iv) and (xv) of this Section 4.10(b) or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(A)                              has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

(B)                                has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

(C)                                to the extent such Refinancing Indebtedness refinances Indebtedness junior to the Notes or, if applicable, any Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

(D)                               is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing;

(E)                                 shall not include Indebtedness of (x) a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuers or a Guarantor, or (y) the Issuers or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(F)                                 if such Refinancing Indebtedness refinances Indebtedness Incurred as permitted under Section 4.10(b)(i), the amount of Indebtedness permitted to be Incurred under Section 4.10(b)(i) shall be permanently reduced by the amount of any such Refinancing Indebtedness;

(xv)                            Indebtedness or Disqualified Stock of Persons that are acquired by the Issuers (taken together) or any Restricted Subsidiary or merged into an Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred or issued in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either:

(A)                              the Issuers would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.10(a); or

(B)                                the Issuers’ Debt to EBITDA Ratio test would be lower than immediately prior to such acquisition;

(xvi)                         Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

(xvii)                      Indebtedness of the Issuers or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(xviii)                   Contribution Indebtedness;

(xix)                           (A) if the Issuers or any Restricted Subsidiary could Incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (B) if the Issuers could not Incur $1.00 of additional Indebtedness pursuant to the first paragraph hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries Incurred for working capital purposes, in either case in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xix), does not exceed the greater of (x) $10.0 million and (y) 5% of the consolidated assets of the Foreign Subsidiaries; and

(xx)                              Preferred Stock that is not Disqualified Stock and issued by a Restricted Subsidiary to a Person holding a minority Equity Interest in such Restricted Subsidiary (after giving effect to such issuance) in an aggregate amount not to exceed $10.0 million at any one time issued and outstanding; provided, that such Preferred Stock is not exchangeable or convertible into Indebtedness of the Issuers or any Restricted Subsidiary and does not require cash payments of dividends at any time that such cash payment would result in a Default or Event of Default under this Indenture.

(c)                                  Notwithstanding the foregoing, the Issuers may not Incur any Indebtedness pursuant to Section 4.10(b) if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness.  For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xx) of Section 4.10(b) or is entitled to be Incurred pursuant to Section 4.10(a), the Issuers shall, in their sole discretion, classify or reclassify or allocate such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.10.

SECTION 4.11.                                                                 Limitation on Restricted Payments.

(a)                                  The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(i)                                     declare or pay any dividend or make any distribution on account of an Issuer’s or any Restricted Subsidiary’s Equity Interests, including any payment in connection with any merger or consolidation involving such Issuer (other than (A) dividends or distributions by such Issuer payable solely in Equity Interests (other than Disqualified Stock) of such Issuer; or (B) dividends or distributions so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)                                  purchase or otherwise acquire or retire for value any Equity Interests of an Issuer;

(iii)                               make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 4.10(b)(vii) and (ix)); or

(iv)                              make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)                         no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)                           immediately after giving effect to such transaction on a pro forma basis, the Issuers could Incur $1.00 of additional Indebtedness under the Debt to EBITDA Ratio; and

(C)                           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuers (taken together) and the Restricted Subsidiaries after the Issue Date (including, without duplication, Restricted Payments permitted by clauses (i), (iv), (vi), (viii) and (xvi) of Section 4.11(b), but excluding all other Restricted Payments permitted by Section 4.11(b)), is less than the sum of, without duplication,

(1)                                  an amount equal to the Issuers’ EBITDA for the period from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuers’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.5 times the Issuers’ Consolidated Interest Expense for the Basket Period, plus

(2)                                  100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuers (taken together) since the Issue Date from the issue or sale of Equity Interests of either Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock, the Cash Contribution Amount and the net proceeds received from Equity Offerings to the extent used to redeem Notes in compliance with Article 3 hereof and Section 6 of the Notes), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Issuers or an employee stock ownership plan or trust established by the Issuers or any of their Subsidiaries), plus

(3)                                  100% of the aggregate amount of contributions to the capital of the Issuers (taken together) received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(4)                                  100% of the aggregate amount received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from:

(I)                                    the sale or other disposition (other than to an Issuer or a Restricted Subsidiary) of Restricted Investments made by an Issuer and a Restricted Subsidiary and from repurchases and redemptions of such Restricted Investments from an Issuer and a Restricted Subsidiary by any Person (other than an Issuer or any of the Issuers’ Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments,

(II)                                the sale (other than to an Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or

(III)                            a distribution or dividend from an Unrestricted Subsidiary, plus

(5)                                  in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, an Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in accordance with the next succeeding sentence) of the Investment of the Issuers (taken together) in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed.

The Fair Market Value of property other than cash covered by clauses (C)(2), (3), (4) and (5) above shall be determined in good faith by the Issuers and

(x)                                   in the event of property with a Fair Market Value in excess of $15.0 million, shall be set forth in an Officers’ Certificate or

(y)                                 in the event of property with a Fair Market Value in excess of $30.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of UCDP or the Board of Directors of each of the Issuers.

(b)                                 The provisions of Section 4.11(a) will not prohibit:

(i)                                     the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)                                  (A)  the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of an Issuer or Subordinated Indebtedness of the Issuers in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of either Issuer or contributions to the equity capital of either Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuers or to an employee stock ownership plan or any trust established by an Issuer or any of the Issuers’ Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”) and (B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuers or to an employee stock ownership plan or any trust established by an Issuer or any of the Issuers’ Subsidiaries) of Refunding Capital Stock;

(iii)                               the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuers made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers which is Incurred in accordance with Section 4.10 so long as;

(A)                              the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(B)                                such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(C)                                such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and

(D)                               such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv)                              the repurchase, retirement or other acquisition for value of Equity Interests of an Issuer held by any future, present or former employee, director or consultant of an Issuer or any Subsidiary of the Issuers pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $5.0 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)                              the cash proceeds received by an Issuer or any Restricted Subsidiary from the sale of Equity Interests (other than Disqualified Stock) of such Issuer to members of management, directors or consultants of such Issuer or such Restricted Subsidiary that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under Section 4.11(a)(C)); plus

(B)                                the cash proceeds of key man life insurance policies received by an Issuer or a Restricted Subsidiary after the Issue Date

(provided that the Issuers may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any single calendar year);

(v)                                 the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of an Issuer or any Restricted Subsidiary issued in accordance with Section 4.10;

(vi)                              the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuers would have had a Debt to EBITDA Ratio of no greater than 6.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuers (taken together) directly from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii)                           Investments in Unrestricted Subsidiaries and joint ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $40.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii)                        the payment of dividends on an Issuer’s common stock of up to 6.0% per annum of the net proceeds received by such Issuer from any public offering of common stock;

(ix)                                Investments that are made with Excluded Contributions;

(x)                                   other Restricted Payments in an aggregate amount not to exceed $20.0 million;

(xi)                                the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuers or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii)                             payments, whether in the form of cash dividends or other distributions on an Issuer’s Capital Stock or otherwise, used to fund the payment of fees and expenses owed by an Issuer or a Restricted Subsidiary to Affiliates to the extent permitted by Section 4.14;

(xiii)                          repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(xiv)                         during a period when either of the Issuers or UCDP are treated as partnerships for federal, state or local or foreign income tax purposes and after such period to the extent relating to the liability for such period, the payment of distributions in respect of partners’ income tax liability with respect to either of the Issuers or UCDP solely as a result of either of the Issuers or UCDP being partnerships or similar pass-through entity for federal, state or local or foreign income tax purposes in an amount not to exceed the taxable income of either of the Issuers or UCDP multiplied by the highest combined federal, state and local and foreign income tax rate applicable to partners of Blackstone UTP Capital Partners LP, Blackstone UTP Capital Partners A LP, Blackstone UTP Offshore Capital Partners LP and Blackstone Family Media Partnership III LP;

(xv)                            the declaration and payment of distributions of $450.0 million to any direct parent of the Issuers on the Issue Date; and

(xvi)                         the payment of fees and expenses incurred by Blackstone and VUE and paid by the Issuers in connection with the Transactions;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (x) and (xi) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)                                  As of the Issue Date, all of the Issuers’ Subsidiaries will be Restricted Subsidiaries, including UCDP.  The Issuers will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuers and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.12.                                                                 Liens.

The Issuers will not directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Issuers (taken together) or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Issuers (taken together) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien.  The preceding sentence will not require the Issuers to secure the Notes if the Lien consists of a Permitted Lien.

SECTION 4.13.                                                                 Asset Sales.

(a)                                  The Issuers will not, and will not permit any Restricted Subsidiary to, cause or make an Asset Sale unless:

(i)                                     an Issuer or a Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuers) of the assets sold or otherwise disposed of, and

(ii)                                  at least 75% of the consideration therefor received by such Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(A)                              any liabilities (as shown on such Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of such Issuer or any

Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets,

(B)                                any notes or other obligations or other securities or assets received by such Issuer or such Restricted Subsidiary from such transferee that are converted by such Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(C)                                any Designated Non-cash Consideration received by such Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of 2.5% of Total Assets and $50.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), and

(D)                               any non-cash consideration received by such Issuer or such Restricted Subsidiary in connection with the sale of unimproved real property owned by the Issuers (taken together) on the Issue Date (such non-cash consideration being referred to herein as “Land Sale Non-cash Consideration”)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.13(a).

(b)                                 Within 395 days after an Issuer’s or a Restricted Subsidiary’s receipt of the Net Proceeds from any Asset Sale, such Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i)                                     to permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Issuers or an Affiliate of the Issuers or Pari Passu Indebtedness; provided that if the Issuers shall so reduce Pari Passu Indebtedness, they will equally and ratably make an Asset Sale Offer to all Holders of Notes as set forth in the following paragraph); provided that, if an offer to purchase any Indebtedness of UCDP or any Restricted Subsidiary is made in accordance with the terms of such Indebtedness, the obligation to permanently reduce Indebtedness of a Restricted Subsidiary will be deemed to be satisfied to the extent of the amount of the offer, whether or not accepted by the holders thereof, and no Net Proceeds in the amount of such offer will be deemed to exist following such offer,

(ii)                                  to an investment in any one or more businesses (provided that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Issuers (taken together) or a Restricted Subsidiary, as the case may be, owning substantially all the Capital Stock of such business), or capital expenditures, in each case used or useful in a Similar Business and/or

(iii)                               to make an investment in any one or more businesses (provided that such investment in any business may be in the form of the acquisition of Capital Stock so long as it results in the Issuers (taken together) or a Restricted Subsidiary, as the case may be, owning substantially all the Capital Stock of such business), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

(c)                                  Pending the final application of any such Net Proceeds, the Issuers or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.  Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (b)(i) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuers shall make an offer to purchase, prepay or redeem (an “Asset Sale Offer”) on a pro rata basis the maximum principal amount of Notes and other Pari Passu Indebtedness that may be purchased out of such Excess Proceeds to (i) all Holders of Notes and (ii) all holders of any other Pari Passu Indebtedness of the Issuers on the terms and to the extent contemplated by the provisions governing such Pari Passu Indebtedness.  Such Asset Sale Offer will be at an offer price in cash (A), in the case of the Notes, of 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture) and (B), in the case of other Pari Passu Indebtedness of the Issuers, sufficient to comply with the provisions governing such Pari Passu Indebtedness of the Issuers (provided that in no event shall the Issuers offer to purchase Pari Passu Indebtedness at a purchase price in excess of 100% of its principal amount, plus accrued and unpaid interest thereon).  To the extent that the aggregate amount of Notes and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the pro rata amount of Excess Proceeds to be used to purchase the Notes, the Trustee shall select the Notes to be purchased in the manner described below.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d)                                 The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $20.0 million.  The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset

Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuers will repurchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.

(e)                                  Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, at least 30 but not more than 60 days before the Asset Sale Purchase Date, a notice to the Trustee and to each Holder at its registered address.  The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Asset Sale Offer.  Any Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(i)                                     that the Asset Sale Offer is being made pursuant to this Section 4.13;

(ii)                                  the purchase price (including the amount of accrued interest) and the Asset Sale Purchase Date;

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

(v)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)                           that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(viii)                        the circumstances and relevant facts regarding such Asset Sale Offer.

(f)                                    If more Notes are tendered pursuant to the Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirement); provided that no Notes of $1,000 or less shall be purchased in part.  The Issuers will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.13 and, in addition, the Issuers will deliver all certificates and Notes required, if any, by the agreements governing the Pari Passu Indebtedness.  The Issuers or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the termination of the Asset Sale Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the repurchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Co-Issuers, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.  In addition, the Issuers will take any and all other actions required by the agreements governing the Pari Passu Indebtedness.  Any Note not so accepted will be promptly mailed or delivered by the Issuers to the Holder thereof.

(g)                                 The Co-Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Co-Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.14.                                                                 Transactions with Affiliates.

(a)                                  Neither Issuer will, and the Issuers will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of an Issuer (each of the foregoing, an “Affiliate Transaction”) if such Affiliate Transaction or series of related Affiliate Transactions involves aggregate consideration in excess of $5.0 million to the Issuers and the Restricted Subsidiaries, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to such Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by such Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, to the Issuers and the Restricted Subsidiaries, the Issuers deliver to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of each of the Issuers or UCDP approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)                                 The foregoing provisions will not apply to the following:

(i)                                     transactions between or among the Co-Issuers and/or any Restricted Subsidiary;

(ii)                                  Restricted Payments permitted by Section 4.11;

(iii)                               the payment of annual management, consulting, monitoring and advisory fees to VUE and its Affiliates and Blackstone and its Affiliates in an amount in any fiscal year not to exceed $3.0 million in the aggregate;

(iv)                              the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of an Issuer or of Affiliates of an Issuer providing services to such Issuer;

(v)                                 payments by an Issuer or a Restricted Subsidiary to Blackstone or VUE made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of each of the Issuers or UCDP in good faith;

(vi)                              transactions in which an Issuer or a Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuers (taken together) or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.14(a);

(vii)                           payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of each of the Issuers or UCDP in good faith;

(viii)                        any agreement (other than with Blackstone or Vivendi Universal Entertainment LLLP and its subsidiaries) as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

(ix)                                the existence of, or the performance by an Issuer or a Restricted Subsidiary of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by an Issuer or a Restricted Subsidiary of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

(x)                                   the payment to VUE or its designee of current or deferred portions of the Special Fee;

(xi)                                transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuers and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of each of the Issuers or UCDP, and are on terms not materially less favorable than might reasonably have been obtained at such time from an unaffiliated party;

(xii)                             the issuance of Equity Interests (other than Disqualified Stock) of an Issuer to any Permitted Holder;

(xiii)                          transactions with VUE consisting of reimbursement of expenses, sharing of operating and capital costs, licensing and sublicensing of rights under intellectual property, joint marketing arrangements, promotional, merchandising and advertising arrangements, sharing of personnel and employees, coverage under insurance policies and joint purchasing arrangements, in each case consistent with past practice or practice in effect on the Issue Date or with the Partnership Agreement or, in each case, as modified in a manner no less favorable to UCDP;

(xiv)                         the reimbursement of out of pocket expenses actually and properly incurred by VUE or its Affiliates and Blackstone or its Affiliates in connection with activities of the Issuers as permitted pursuant to the Partnership Agreement as in effect on the Issue Date or as modified in a manner not materially less favorable to UCDP;

(xv)                            the purchase by an Issuer at no greater than par from VUE of the right to receive any Special Fee;

(xvi)                         transactions with joint ventures in Similar Businesses entered into in the ordinary course of business and in a manner consistent with past practice; and

(xvii)                      to the extent otherwise permitted under this Indenture, any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to (or the funding of) employment arrangements, stock options and stock ownership plans to managers, employees or other individuals that are not employed by an Issuer or a Restricted Subsidiary but provide services to an Issuer or a Restricted Subsidiary.

SECTION 4.15.                                                                 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                  The Issuers will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)                                     (A) pay dividends or make any other distributions to an Issuer or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Issuers or any Restricted Subsidiary;

(ii)                                  make loans or advances to an Issuer or any Restricted Subsidiary; or

(iii)                               sell, lease or transfer any of its properties or assets to an Issuer or any Restricted Subsidiary.

(b)                                 Notwithstanding the foregoing, this Section 4.15 will not prohibit such encumbrances or restrictions existing under or by reason of:

(i)                                     contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents and the indenture governing the Existing Notes;

(ii)                                  this Indenture and the Notes;

(iii)                               applicable law or any applicable rule, regulation or order;

(iv)                              any agreement or other instrument relating to Indebtedness of a Person acquired by an Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(v)                                 any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(vi)                              Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.10 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(vii)                           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(viii)                        customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(ix)                                purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (a)(iii) above on the property so acquired;

(x)                                   customary provisions contained in leases and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (a)(iii) above;

(xi)                                other Indebtedness of Restricted Subsidiaries (A) Incurred subsequent to the Issue Date pursuant to Section 4.10 and either (i) the provisions relating to such encumbrances or restriction contained in such Indebtedness are not materially less favorable to the Issuers, taken as a whole, as determined by the Board of Directors of each of the Issuers or UCDP in good faith, than the provisions contained in the Credit Agreement or in the indenture governing the Existing Notes, in each case, as in effect on the Issue Date or (ii) any such encumbrance or restriction contained in such Indebtedness does not prohibit (except upon a default or event of default thereunder) the payment of dividends or distributions in an amount sufficient, as determined by the Board of Directors of each of the Issuers or UCDP in good faith, to make scheduled payments of cash interest on the Notes when due (taking into account the resources of the Issuers at such time); or (B) that are Foreign Subsidiaries that is Incurred subsequent to the Issue Date pursuant to clause (iv), (xii) or (xix) of Section 4.10(b); or

(xii)                             any encumbrances or restrictions of the type referred to in clauses (a)(i), (ii) and (iii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of each of the Issuers, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.16.                                                                 Future Guarantors.

The Issuers shall cause each Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary that guarantees any Indebtedness of the Co-Issuers to execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Wholly Owned Restricted Subsidiary shall guarantee payment of the Notes.

SECTION 4.17.                                                                 Limitation on Business Activities of Finance Issuers.

Neither of the Finance Issuers will hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Issuers or any Wholly Owned Restricted Subsidiary, the incurrence of Indebtedness as a co-obligor or guarantor of Indebtedness incurred by the Issuers, including the Notes and the Exchange Notes, if any, that is permitted to be incurred by the Issuers under Section 4.10 and activities incidental thereto.  So long as the Issuers or any successor obligor under the Notes is a limited liability company, partnership or trust, there shall be a co-issuer of the Notes that is a Wholly Owned Restricted Subsidiary of the Issuers and that is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

SECTION 4.18.                                                                 Reports and Other Information.

(a)                                  Notwithstanding that the Co-Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Co-Issuers will, beginning with the first required filing after the Exchange Offer, file with the SEC (and provide the Trustee and the Holders of the Notes with copies thereof, without cost to any Holder, within 15 days after filing with the SEC),

(i)                                     within 90 days after the end of each fiscal year (or such shorter period as may be required by the SEC), annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(ii)                                  within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such shorter period as may be required by the SEC), reports on Form 10-Q (or any successor or comparable form),

(iii)                               promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified for filing current reports on Form 8-K by the SEC), such other reports on Form 8-K (or any successor or comparable form), and

(iv)                              any other information, documents and other reports which the Co-Issuers would be required to file with the SEC if they were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Co-Issuers shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Co-Issuers will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Co-Issuers would be required to file such information with the SEC if they were subject to Section 13 or 15(d) of the Exchange Act.  Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

(b)                                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Co-Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                                                 Merger, Consolidation or Sale of All or Substantially All Assets.

(a)                                  None of the Co-Issuers may consolidate or merge with or into, or wind up into (whether or not such Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its properties or assets in one or more related transactions, to any Person, unless:

(i)                                     such Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Co-Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (such Co-Issuer or such Person, as the case may be, being herein called the “Successor Company”);

(ii)                                  the Successor Company (if other than such Co-Issuer) expressly assumes all the obligations of such Co-Issuer under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form satisfactory to the Trustee;

(iii)                               immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(iv)                              immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(A)                              the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Debt to EBITDA Ratio test set forth in Section 4.10(a) or

(B)                                the Debt to EBITDA Ratio for the Successor Company and the Restricted Subsidiaries would be no higher than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such transaction;

(v)                                 any Guarantor, if applicable, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)                              the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)                                 Except as provided in Article Ten, no Guarantor may, and the Issuers shall not permit such a Guarantor to, consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i)                                     such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(ii)                                  the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)                               immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

(iv)                              such Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel satisfactory to the Trustee, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(c)                                  Upon any consolidation or merger of any Co-Issuer, or any transfer of all or substantially all of the assets of any Co-Issuer in accordance with Section 5.01(a), in which such Co-Issuer is not the continuing obligor under the Notes, the Successor Company formed by such consolidation or into which such Co-Issuer is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, such Co-Issuer under this Indenture and the Notes with the same effect as if such Successor Company had been named therein as such Co-Issuer and such Co-Issuer will be released from the obligation to pay the principal of and interest on the Notes and all of such Co-Issuer’s other obligations and covenants under the Notes and this Indenture, if applicable.

(d)                                 Notwithstanding clause (iii) or (iv) of Section 5.01(a), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to a Co-Issuer or to another Restricted Subsidiary, and (ii) any Co-Issuer may merge with any Affiliate incorporated solely for the purpose of reincorporating or reforming such Co-Issuer in another state of the United States, or incorporating such Co-Issuer, so long as the amount of Indebtedness of the Co-Issuers and the Restricted Subsidiaries is not increased thereby.

(e)                                  Notwithstanding Section 5.01(b), a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating or reforming such Guarantor in another state of the United States, or incorporating such Guarantor, so long as the amount of Indebtedness of such Guarantor is not increased thereby.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                                                 Events of Default.

Each of the following is an “Event of Default”:

(a)                                  a default in any payment of interest on any Note when due continued for 30 days;

(b)                                 a default in the payment of principal or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(c)                                  the failure by the Co-Issuers to comply with their obligations under Section 5.01;

(d)                                 the failure by any Co-Issuer to comply for 30 days after notice with any of its obligations under Sections 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 (other than a failure to purchase Notes when required by Sections 4.09 and 4.13);

(e)                                  the failure by a Co-Issuer to comply for 60 days after notice with its other agreements contained in the Notes or this Indenture;

(f)                                    the failure by a Co-Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to a Co-Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million;

(g)                                 a court having jurisdiction in the premises enters (i) a decree or order for relief in respect of an Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging an Issuer or any of the Issuers’ Significant Subsidiaries bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of an Issuer or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of an Issuer or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order of the type in clause (i) or (ii) above remains unstayed and in effect for a period of 60 consecutive days;

(h)                                 an Issuer or any Significant Subsidiary:

(i)                                     commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or

(ii)                                  consents to the entry of a decree or order for relief in respect of an Issuer or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer or any Significant Subsidiary; or

(iii)                               files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

(iv)                              consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuers or any Significant Subsidiary or of any substantial part of its property; or

(v)                                 makes an assignment for the benefit of creditors; or

(vi)                              admits in writing its inability to pay its debts generally as they become due; or

(i)                                     the failure by any Co-Issuer or any Significant Subsidiary to pay final non-appealable judgments aggregating in excess of $25.0 million (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

In the event of any Event of Default specified in clause (f) of this Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

Notwithstanding anything to the contrary herein, a Default under clause (d) or (e) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Co-Issuers of the Default and the Co-Issuers do not cure such Default within the time specified in such clause (d) or (e) after the receipt of such notice.

SECTION 6.02.                                                                 Acceleration.

(a)                                  In the case of an Event of Default arising from either Section 6.01(g) or (h) with respect to any Issuer or any Significant Subsidiary, the principal of, premium, if any, and interest on all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee, by notice to the Co-Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Co-Issuers and the Trustee, may declare all the Notes to be due and payable immediately.

(b)                                 At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of outstanding Notes, by notice to the Trustee, may rescind and cancel such declaration and its consequences:

(i)                                     if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(ii)                                  if all existing Events of Default have been cured or waived except nonpayment of principal, premium or interest that has become due solely because of the acceleration;

(iii)                               to the extent the payment of such interest is lawful, interest on overdue installments of overdue principal, premium and interest, which has become due otherwise than by such declaration of acceleration, has been paid; and

(iv)                              in the event of the cure or waiver of a Default of the type set forth in Section 6.01(g) or (h), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Default has been cured or waived.

No such waiver or rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.                                                                 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                                 Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of principal of or premium, if any, or interest on any Note as specified in Section 6.01(a) or (b).  The Co-Issuers shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents.  When a Default is waived, it is deemed cured.

SECTION 6.05.                                                                 Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it.  Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability.  Prior to the Trustee taking any action or following any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking or not taking such action or following or not following such direction.

SECTION 6.06.                                                                 Limitation on Suits.

(a)                                  Except with respect to a Default in the payment of principal of, premium, if any, or interest on any Note as specified in Section 6.01(a) or (b), a Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

(i)                                     the Holder gives to the Trustee written notice of a continuing Event of Default;

(ii)                                  the Holders of at least 25% in principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy;

(iii)                               such Holder offers and provides to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(iv)                              the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity; and

(v)                                 during such 60-day period, the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

(b)                                 A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder.

SECTION 6.07.                                                                 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08.                                                                 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Co-Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                                                 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Co-Issuers, their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.  The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10.                                                                 Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third:  to Holders for principal and premium due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium; and

Fourth:  to the Co-Issuers or to the Guarantors, if any, as their respective interests may appear.

The Trustee, upon prior notice to the Co-Issuers, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

SECTION 6.11.                                                                 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                                                 Duties of Trustee.

(a)                                  If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii)                               The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

(f)                                    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Co-Issuers.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 In the absence of negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02.                                                                 Rights of Trustee.

Subject to Section 7.01:

(a)                                  The Trustee may rely conclusively and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 11.05.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(e)                                  The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Co-Issuers, to examine the books, records, and premises of the Co-Issuers, personally or by agent or attorney at the sole cost of the Co-Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)                                     The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(j)                                     The Trustee shall not be deemed to have notice of any Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)                                     The Trustee may request that the Co-Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as to authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.                                                                 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                                                 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Co-Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Co-Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication.  The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05.                                                                 Notice of Default.

If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Noteholder notice of the uncured Default within the earlier of 90 days after such Default occurs or 30 days after such Default is actually known to a Trust Officer or written notice of such Default is received by the Trustee.  Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Purchase Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Trust Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.

SECTION 7.06.                                                                 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with May 15, 2005, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).  A copy of each report at the time of its mailing to Noteholders shall be mailed to the Co-Issuers and filed with the SEC and each securities exchange, if any, on which the Notes are listed.  The Co-Issuers shall promptly notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA § 313(d).

SECTION 7.07.                                                                 Compensation and Indemnity.

The Co-Issuers shall pay to the Trustee from time to time such compensation as the Co-Issuers and the Trustee shall from time to time agree in writing for its services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Co-Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall be determined to have been caused by the Trustee’s own negligence or willful misconduct.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Co-Issuers, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Co-Issuers or Noteholders or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Co-Issuers promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  The Co-Issuers may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Co-Issuers shall pay the reasonable fees and expenses of such counsel; provided, however, that the Co-Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Co-Issuers and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee.  The Co-Issuers need not pay for any settlement made without their written consent, which consent shall not be unreasonably withheld.  The Co-Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its own negligence or willful misconduct.

To secure the Co-Issuers’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee.

When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(g) or (h) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08.                                                                 Replacement of Trustee.

(a)                                  The Trustee may resign at any time by so notifying the Co-Issuers in writing.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Co-Issuers and the Trustee and may appoint a successor Trustee.  The Co-Issuers may remove the Trustee if:

(i)                                     the Trustee fails to comply with Section 7.10;

(ii)                                  the Trustee is adjudged a bankrupt or an insolvent;

(iii)                               a receiver or other public officer takes charge of the Trustee or its property; or

(iv)                              the Trustee becomes incapable of acting.

(b)                                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Co-Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Co-Issuers.  Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Noteholder.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Co-Issuers), the Co-Issuers or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Co-Issuers.

(e)                                  If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                                                 Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                                                 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of any Co-Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Co-Issuers and any other obligor of the Notes.

SECTION 7.11.                                                                 Preferential Collection of Claims Against the Co-Issuers.

The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                                                 Termination of the Co-Issuers’ Obligations.

(a)                                  The Co-Issuers may terminate their obligations under the Notes and this Indenture, except those obligations referred to in the last paragraph of this Section 8.01, when:

(i)                                     (A) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation; or (B) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Co-Issuers and the Co-Issuers or any Guarantor, if any, has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(ii)                                  no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Credit Agreement or any other material agreement or instrument (other than the Indenture) to which any Co-Issuer is a party or by which any Co-Issuer or any Guarantor, if any, is bound;

(iii)                               the Co-Issuers have paid or caused to be paid all sums payable by each of them hereunder; and

(iv)                              the Co-Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Co-Issuers’ obligations under the Notes and this Indenture have been complied with and shall have delivered irrevocable instructions to the Trustee pursuant to this Indenture to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Co-Issuers’ obligations under the Notes and this Indenture except for those surviving obligations specified in clause (b) below.

(b)                                 Subject to the next sentence and notwithstanding the foregoing paragraph, the Co-Issuers’ obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08.  After the Notes are no longer outstanding, the Co-Issuers’ obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02.                                                                 Legal Defeasance and Covenant Defeasance.

(a)                                  The Co-Issuers may, at their option by Board Resolution of the Board of Directors of each Issuer, at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.

(b)                                 Upon the Co-Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Co-Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Co-Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)                                     the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due;

(ii)                                  the Co-Issuers’ obligations with respect to such Notes under Article Two and Section 4.02 hereof;

(iii)                               the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Co-Issuers’ obligations in connection therewith; and

(iv)                              this Article Eight.

Subject to compliance with this Article Eight, the Co-Issuers may exercise their option under this Section 8.02(b) notwithstanding the prior exercise of their option under Section 8.02(c) hereof.

(c)                                  Upon the Co-Issuers’ exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Co-Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their respective obligations under the covenants contained in Sections 4.09 through 4.18, Section 5.01 and clauses (c), (d), (f), (g) (with respect to Significant Subsidiaries only) and (h) (with respect to Significant Subsidiaries only), (i) (with respect to Significant Subsidiaries only) with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, “Covenant

Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Co-Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 8.03.                                                                 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)                                  the Co-Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Co-Issuers must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

(b)                                 in the case of an election under Section 8.02(b) hereof, the Co-Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Co-Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.02(c) hereof, the Co-Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; provided, however, that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to an Event of Default from bankruptcy or insolvency within such 91-day period;

(e)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any material agreement or instrument (other than this Indenture) to which the Co-Issuers or any Restricted Subsidiary are a party or by which the Co-Issuers or any Restricted Subsidiary are bound;

(f)                                    the Co-Issuers must deliver to the Trustee an Officers’ Certificate satisfactory to it stating that the deposit was not made by the Co-Issuers with the intent of preferring the Holders of Notes over the other creditors of any Co-Issuer with the intent of defeating, hindering, delaying or defrauding creditors of any Co-Issuer or others; and

(g)                                 the Co-Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel satisfactory to it stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04.                                                                 Application of Trust Money.

The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.  The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Co-Issuers.

The Co-Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Co-Issuers from time to time upon the Co-Issuers’ written request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05.                                                                 Repayment to the Co-Issuers.

Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Co-Issuers upon written request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money.  The Trustee and the Paying Agent shall pay to the Co-Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, shall at the expense of the Co-Issuers cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Co-Issuers.  After payment to the Co-Issuers, Holders entitled to such money must look to the Co-Issuers for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06.                                                                 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided, however, that if the Co-Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of their obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                                                 Without Consent of Holders.

The Co-Issuers and the Trustee, together, may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder to:

(a)                                  cure any ambiguity, omission, defect or inconsistency;

(b)                                 provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(c)                                  add Guarantees;

(d)                                 secure the Notes;

(e)                                  provide for the assumption of any Co-Issuer’s obligations to Holders of Notes by a successor corporation, partnership or limited liability company in the case of a merger or consolidation or sale of all or substantially all of any Co-Issuer’s assets as contemplated by Section 5.01;

(f)                                    make any change that would provide any additional rights or benefits to the Holders of Notes or surrender any power conferred upon the Co-Issuers;

(g)                                 make any change that would not adversely affect the rights of any Holder;

(h)                                 comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(i)                                     provide for the issuance of the Exchange Notes or Additional Notes;

provided, however, that the Co-Issuers have delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.                                                                 With Consent of Holders.

(a)                                  Subject to Sections 6.07 and 9.03, the Co-Issuers and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture or the Notes, without notice to any other Noteholders.  Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture or the Notes without notice to any other Noteholders.

(b)                                 Notwithstanding Section 9.02(a), without the consent of each Noteholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Notes held by a non-consenting Holder):

(i)                                     reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)                                  reduce the rate of or extend the time for payment of interest on any Note;

(iii)                               reduce the principal of or extend the Stated Maturity of any Note;

(iv)                              reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 5 or Section 6 of the Notes;

(v)                                 make any Note payable in money other than that stated in such Note;

(vi)                              impair the right of any Holder of Notes to receive payment of principal of, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(vii)                           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions.

(c)                                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

(d)                                 After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Co-Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Co-Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.                                                                 Compliance with TIA.

From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or any Guarantee shall comply with the TIA as then in effect.

SECTION 9.04.                                                                 Revocation and Effect of Consents.

(a)                                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Co-Issuers received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.  After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

(b)                                 The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.  The Co-Issuers shall inform the Trustee in writing of the fixed record date if applicable.

SECTION 9.05.                                                                 Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Co-Issuers may require the Holder of the Note to deliver it to the Trustee.  The Co-Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Co-Issuers’ expense.  Alternatively, if the Co-Issuers or the Trustee so determine, the Co-Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                                                 Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of each Issuer enforceable in accordance with its terms.  Such Opinion of Counsel shall be at the expense of the Co-Issuers.

ARTICLE TEN

 GUARANTEE

SECTION 10.01.                                                           Unconditional Guarantee.

(a)                                  Subject to the provisions of this Article Ten, each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall hereby, jointly and severally, unconditionally and irrevocably guarantee, on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Co-Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder:  (i) (A) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (B) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (C) the due and punctual payment and performance (within applicable grace periods hereunder) of all other obligations of the Co-Issuers and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Co-Issuers to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of a Co-Issuer.

(b)                                 Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall hereby agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Co-Issuers, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall hereby waive the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Co-Issuer, any right to require a proceeding first against the Co-Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee.  Each Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Co-Issuers or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Co-Issuers or such Guarantor, any amount paid by the Co-Issuers or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, shall further agree that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

SECTION 10.02.                                                           Limitation on Guarantor Liability.

Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Ten shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Ten, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 10.03.                                                           Execution and Delivery of Guarantee.

To further evidence its Guarantee set forth in Section 10.01, each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby agrees that a notation of its Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee.  The Guarantee of any Guarantor shall be executed on behalf of such Guarantor by either manual or facsimile signature of one Officer or other Person duly authorized by all necessary corporate, partnership or limited liability action of such Guarantor who shall have been duly authorized to so execute by all requisite corporate, partnership or limited liability action.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each Guarantor, if any, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall nevertheless be valid.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 10.04.                                                           Release of a Guarantor.

(a)                                  In the event a Guarantor is sold (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets), such Guarantor will be released from its obligations under this Indenture and its Guarantee if:

(i)                                     the sale is in compliance with Section 4.13(a) hereof; and

(ii)                                  such Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Indebtedness of the Issuers.

(b)                                 A Guarantor that is a Subsidiary of the Issuers will automatically be released from its obligations under this Indenture, the Guarantee and the Registration Rights Agreement (x) if the applicable Subsidiary ceases to be a Subsidiary of the Issuers as a result of any foreclosure of any pledge or security interest securing Indebtedness under the Credit Agreement or other exercise of remedies in respect thereof, or (y) if the Issuers designate such Guarantor as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of this Indenture.

(c)                                  The Trustee shall execute an appropriate instrument prepared by the Co-Issuers evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Co-Issuers or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Co-Issuers.

(d)                                 Except as set forth in Articles Four and Five and this Section 10.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a Co-Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to a Co-Issuer or another Guarantor.

SECTION 10.05.                                                           Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor, upon execution and delivery of a Guarantee pursuant to Section 4.16, hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Co-Issuers that arise from the existence, payment, performance or enforcement of any Co-Issuer’s obligations under the Notes or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against any Co-Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any Co-Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.05 is knowingly made in contemplation of such benefits.

SECTION 10.06.                                                           Immediate Payment.

Each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.16, agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 10.07.                                                           No Set-Off.

Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.08.                                                           Guarantee Obligations Absolute.

The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.09.                                                           Guarantee Obligations Continuing.

The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full.  Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 10.10.                                                           Guarantee Obligations Not Reduced.

The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.11.                                                           Guarantee Obligations Reinstated.

The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Co-Issuers or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of any Co-Issuer or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Co-Issuers or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of any Co-Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 10.12.                                                           Guarantee Obligations Not Affected.

The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)                                  any limitation of status or power, disability, incapacity or other circumstance relating to any Co-Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting any Co-Issuer or any other Person;

(b)                                 any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of any Co-Issuer or any other Person under this Indenture, the Notes or any other document or instrument;

(c)                                  any failure of any Co-Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Guarantee, or to give notice thereof to a Guarantor;

(d)                                 the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against any Co-Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)                                  the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to any Co-Issuer or any other Person;

(f)                                    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g)                                 any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of any Co-Issuer or a Guarantor;

(h)                                 any merger or amalgamation of any Co-Issuer or a Guarantor with any Person or Persons; and

(i)                                     the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee.

SECTION 10.13.                                                           Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor, upon the execution and delivery of a Guarantee pursuant to Section 4.16, hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Co-Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Co-Issuers or any Guarantor of any kind whatsoever.

SECTION 10.14.                                                           No Obligation To Take Action Against the Issuers.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against any Co-Issuer or any other Person or any property of any Co-Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.15.                                                           Dealing with the Co-Issuers and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)                                  grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Co-Issuers or any other Person;

(b)                                 take or abstain from taking security or collateral from any Co-Issuer or from perfecting security or collateral of any Co-Issuer;

(c)                                  release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by a Co-Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;

(d)                                 accept compromises or arrangements from the Co-Issuers;

(e)                                  apply all monies at any time received from the Co-Issuers or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(f)                                    otherwise deal with, or waive or modify their right to deal with, the Issuers and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.16.                                                           Default and Enforcement.

If any Guarantor fails to pay in accordance with Section 10.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 10.17.                                                           Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 10.18.                                                           Acknowledgment.

Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 10.19.                                                           Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees and expenses on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.20.                                                           No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Co-Issuers and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.21.                                                           Survival of Guarantee Obligations.

Without prejudice to the survival of any of the other obligations of each Guarantor hereunder, the obligations of each Guarantor under Section 10.01 shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by any Co-Issuer or any Guarantor.

SECTION 10.22.                                                           Guarantee in Addition to Other Guarantee Obligations.

The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.23.                                                           Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.24.                                                           Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.                                                           TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 11.02.                                                           Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Co-Issuers:

c/o Universal City Florida Holding Co. II
1000 Universal Studios Plaza
Orlando, Florida 32819
Attention:  Treasurer/Chief Financial Officer
Facsimile:               (407) 224-6740

with a copy to:

Attention:  Vice President, Legal Affairs,

Universal City Development Partners, Ltd.

Facsimile:               (407) 363-8219

and a copy to:

Cravath Swaine & Moore LLP
825 Eighth Avenue
New York, New York  10019
Attention:  Thomas Brome
Facsimile:               (212) 474-3700

if to the Trustee:

The Bank of New York Trust Company, N.A.

101 Barclay Street
Floor 8W
New York, New York 10286
Attention:  Corporate Trust Administration
Facsimile:               (212) 815-5707

with a copy to:

The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida  32256
Attention:  Corporate Trust Administration
Facsimile:               (904) 645-1930

The Co-Issuers and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person.  Any notice or communication to the Co-Issuers and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

Any notice or communication mailed to a Noteholder shall be mailed to him, her or it by first class mail or other equivalent means at his, her or its address as it appears on the registration books of the Registrar and shall be sufficiently given to him, her or it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03.                                                           Communications by Holders with Other Holders.

Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Co-Issuers, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 11.04.                                                           Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Trustee to take any action under this Indenture, the Co-Issuers shall furnish to the Trustee at the request of the Trustee:

(a)                                  an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Co-Issuers, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 11.05.                                                           Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d)                                 a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06.                                                           Rules by Trustee, Paying Agent, Registrar.

The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07.                                                           Legal Holidays.

If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 11.08.                                                           Governing Law; Waiver of Jury Trial.

This Indenture, the Notes and the Guarantees, if any, will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLEY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.09.                                                           No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.                                                           No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.

No partner, director, officer, employee, incorporator or holder of any equity interests in the Issuers or any direct or indirect parent partnership or corporation, as such, will have any liability for any obligations of the Issuers under the Notes, this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.11.                                                           Successors.

All agreements of the Co-Issuers and the Guarantors, if any, in this Indenture, the Notes and the Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.                                                           Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13.                                                           Severability.

In case any one or more of the provisions in this Indenture, in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

UNIVERSAL CITY FLORIDA HOLDING CO. I,
a Florida general partnership.

By:	/s/ John R. Sprouls
Name: John R. Sprouls
Title: President/CEO

UNIVERSAL CITY FLORIDA HOLDING CO. II,
a Florida general partnership.

By:	/s/ John R. Sprouls
Name: John R. Sprouls
Title: President/CEO

UCFH I FINANCE, INC.

By:	/s/ John R. Sprouls
Name: John R. Sprouls
Title: President/CEO

UCFH II FINANCE, INC.

By:	/s/ John R. Sprouls
Name: John R. Sprouls
Title: President/CEO

S-1

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Derek Kettel
Name: Derek Kettel
Title: Vice President

S-2

EXHIBIT A-1

FORM OF FLOATING RATE SENIOR NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

UNIVERSAL CITY FLORIDA HOLDING CO. I

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH I FINANCE, INC.

UCFH II FINANCE, INC.

Floating Rate Senior Notes due 2010

CUSIP No.[ ]
No. [ ]	$[ ]

UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of [                         ] on May 1, 2010.

Interest Payment Dates: February 1, May 1, August 1 and November 1, commencing February 1, 2005.

Record Dates: January 15, April 15, July 15 and October 15.

Reference is made to the further provisions of this Floating Rate Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, each Issuer has caused this Floating Rate Note to be signed manually or by facsimile by its duly authorized officer.

UNIVERSAL CITY FLORIDA HOLDING CO. I,
a Florida general partnership.

By:
Name:
Title:

UNIVERSAL CITY FLORIDA HOLDING CO. II,
a Florida general partnership.

By:
Name:
Title:

UCFH I FINANCE, INC.

By:
Name:
Title:

UCFH II FINANCE, INC.

By:
Name:
Title:

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[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Floating Rate Notes due 2010 described in the within-mentioned Indenture.

Dated: [ ]	THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee

By:
Authorized Signatory

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(Reverse of Note)

Floating Rate Senior Notes due 2010

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.  Interest.  UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), promise to pay interest on the principal amount of this Floating Rate Senior Note (the “Note”) at a rate per annum, reset quarterly equal to LIBOR plus 4.75%, as determined by an agent appointed by the Co-Issuers to calculate LIBOR for purposes of the Indenture (the “Calculation Agent”), which shall initially be the Trustee, from the date of the original issuance of the Notes until maturity.  The Co-Issuers will pay interest on February 1, May 1, August 1 and November 1 of each year, but if such date is not a business day such payment may be made on the next succeeding business day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment (each, an “Interest Payment Date”), commencing February 1, 2005.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  The Co-Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year and actual number of days in each period.

For purposes of this Section 1, the following terms shall have the meaning indicated below:

“Determination Date,” with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 31, 2005.

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“LIBOR,” with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date.  If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the calculation agent will request the principal London office of each of four major banks in the London interbank market, as selected by the calculation agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the calculation agent will request each of three major banks in New York City, as selected by the calculation agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date.  If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates.  If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“London Banking Day” is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

The amount of interest for each day that the Notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes.  The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or 0.09876545) being rounded to 9.87655% (or 0.0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

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The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent will, upon the request of any Holder of the Notes, provide the interest rate then in effect with respect to the Notes.  All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Co-Issuers and the Holders of the Notes.

SECTION 2.  Method of Payment.  The Co-Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be issued in denominations of $1,000 and integral multiples thereof.  The Co-Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Co-Issuers maintained for such purpose or, at the option of the Co-Issuers, payment of interest may be made by check mailed to the Holders of the Notes not issued in global form at their respective addresses set forth in the register of Holders of Notes.  Until otherwise designated by the Co-Issuers, the Co-Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3.  Paying Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Co-Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4.  Indenture.  The Co-Issuers issued the Notes under an Indenture dated as of December 9, 2004 (“Indenture”) by and among the Co-Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5.  Optional Redemption.  (A) Prior to November 1, 2006, the Co-Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

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For purposes of the preceding paragraph, the following terms will have the following definitions:

  “Applicable Premium” means on any applicable Redemption Date, the greater of:

(1)           1.0% of the then outstanding principal amount of the Notes; and

(2)           the excess of:

(a)           the present value at such Redemption Date of (i) the redemption price of such Notes at November 1, 2006 (such redemption price being set forth in the applicable table pursuant to Section 5(B) hereof) plus (ii) all required interest payments due on such Notes (assuming that the interest rate per annum on the Notes applicable on the date of which the notice of redemption was given was in effect for the entire period) through November 1, 2006 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)           the then outstanding principal amount of Notes.

“Treasury Rate” means with respect to the Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 1, 2006; provided, however, that if the period from such Redemption Date to November 1, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(B)  On or after November 1, 2006, the Notes will be redeemable, at the Co-Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on November 1 of the years set forth below:

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Year	Percentage

2006	103.000%
2007	102.000%
2008	101.000%
2009 and thereafter	100.000%

SECTION 6.  Optional Redemption upon Public Offering.  At any time prior to November 1, 2006, the Co-Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture, including Additional Notes permitted under the Indenture, if any, with the net cash proceeds of one or more Equity Offerings by the Issuers (or any direct or indirect parent company of the Issuers to the extent such net cash proceeds are contributed to the common equity capital of the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of the Issuers) at a Redemption Price equal to 100.000% of the aggregate principal amount of the Notes to be redeemed plus a premium equal to the interest rate per annum of the Notes applicable on the date on which the notice of redemption is given, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture, including Additional Notes permitted under the Indenture, if any, remains outstanding immediately after the occurrence of each such redemption and (ii) such redemption shall occur within 90 days after the date on which such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

SECTION 7.  Mandatory Redemption.  For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption.  The Co-Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 8.  Repurchase at Option of Holder.  Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Co-Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders to receive interest due on the relevant interest payment date).

The Co-Issuers are, under certain circumstances, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 9.  Notice of Redemption.  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than

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$1,000 may be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 10.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Co-Issuers or the Registrar are not required to transfer or exchange any Note selected for redemption.  Also, the Co-Issuers or the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

SECTION 11.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12.  Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

SECTION 13.  Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare by notice to the Co-Issuers all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Co-Issuers or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes

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waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of principal of, premium, if any, or interest on the Notes.

SECTION 14.  Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and their Restricted Subsidiaries to incur indebtedness, to make restricted payments, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuers, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Issuers must annually report to the Trustee on compliance with such limitations.

SECTION 15.  No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.  No partner, director, officer, employee, incorporator or holder of any equity interests in the Issuers or any direct or indirect parent partnership or corporation, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.  Trustee Dealings with the Co-Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 17.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19.  Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Co-Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Floating Rate Note due 2010 of the Co-Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest).  The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the

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Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

SECTION 20.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 21.  Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

(a)                                  This Section not to appear on Exchange Notes or on Notes the Holder of which is not a party to the Registration Rights Agreement.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint	agent to transfer this
Note on the books of the Co-Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on
the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

Check One

(1)                      ☐                                                to any Co-Issuer or a subsidiary thereof; or

(2)                      ☐                                                pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)                      ☐                                                to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)                      ☐                                                outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

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(5)                      ☐                                                pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)                      ☐                                                pursuant to an effective registration statement under the Securities Act; or

(7)                      ☐                                                pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the any Co-Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐                                    The transferee is an Affiliate of any Co-Issuer.

Unless one of items (1) through (7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Co-Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of item (3) or (4)) and other information as the Trustee or the Co-Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

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Dated:
	NOTICE:	To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 ☐                                      Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Co-Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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EXHIBIT A-2

FORM OF FIXED RATE NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

UNIVERSAL CITY FLORIDA HOLDING CO. I
UNIVERSAL CITY FLORIDA HOLDING CO. II
UCFH I FINANCE, INC.
UCFH II FINANCE, INC.

8 3/8% Senior Notes due 2010

CUSIP No.[ ]
No. [ ]	$[ ]

UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of [                         ] on May 1, 2010.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2005.

Record Dates: April 15 and October 15.

Reference is made to the further provisions of this Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, each Issuer has caused this Senior Note to be signed manually or by facsimile by its duly authorized officer.

UNIVERSAL CITY FLORIDA HOLDING CO. I,
a Florida general partnership.

By:
Name:
Title:

UNIVERSAL CITY FLORIDA HOLDING CO. II,
a Florida general partnership.

By:
Name:
Title:

UCFH I FINANCE, INC.

By:
Name:
Title:

UCFH II FINANCE, INC.

By:
Name:
Title:

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[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the 8 3/8% Senior Notes due 2010 described in the within-mentioned Indenture.

Dated: [ ]	THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee

By:
Authorized Signatory

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(Reverse of Note)

8 3/8% Senior Notes due 2010

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

SECTION 1.  Interest.  UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), promise to pay interest on the principal amount of this Senior Note (the “Notes”) at 8 3/8% per annum from the date of the original issuance of the Notes until maturity.  The Co-Issuers will pay interest semi-annually on May 1 and November 1 of each year, but if such date is not a business day such payment may be made on the next succeeding business day with the same force and effect as if made on such day, and no interest shall accrue for the period from and after such date to the date of payment (each, an “Interest Payment Date”), commencing May 1, 2005.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  The Co-Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.  Method of Payment.  The Co-Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be issued in denominations of $1,000 and integral multiples thereof.  The Co-Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Co-Issuers maintained for such purpose or, at the option of the Co-Issuers, payment of interest may be made by check mailed to the Holders of the Notes not issued in global form at their respective addresses set forth in the register of Holders

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of Notes.  Until otherwise designated by the Co-Issuers, the Co-Issuers’ office or agency in New York will be the office of the Trustee maintained for such purpose.

SECTION 3.  Paying Agent and Registrar.  Initially, The Bank of New York Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Co-Issuers or any of their Subsidiaries may act in any such capacity.

SECTION 4.  Indenture.  The Co-Issuers issued the Notes under an Indenture dated as of December 9, 2004 (“Indenture”) by and among the Co-Issuers and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

SECTION 5.  Optional Redemption.  (A) Prior to May 1, 2007, the Co-Issuers may redeem the Notes, at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the applicable Redemption Date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant interest payment date).

For purposes of the preceding paragraph, the following terms will have the following definitions:

“Applicable Premium” means on any applicable Redemption Date, the greater of:

(1)           1.0% of the then outstanding principal amount of the Notes; and

(2)           the excess of:

(a)           the present value at such Redemption Date of (i) the redemption price of such Notes at May 1, 2007 (such redemption price being set forth in the applicable table pursuant to Section 5(B)) plus (ii) all required interest payments due on such Notes through May 1, 2007 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

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(b)           the then outstanding principal amount of Notes.

“Treasury Rate” means with respect to the Notes, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to May 1, 2007; provided, however, that if the period from such Redemption Date to May 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(B)  On or after May 1, 2007, the Notes will be redeemable, at the Co-Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

Year	Percentage

2007	104.188%
2008	102.094%
2009 and thereafter	100.000%

SECTION 6.  Optional Redemption upon Public Offering.  At any time prior to May 1, 2007, the Co-Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture, including Additional Notes permitted under the Indenture, if any, with the net cash proceeds of one or more Equity Offerings by the Issuers (or any direct or indirect parent company of the Issuers to the extent such net cash proceeds are contributed to the common equity capital of the Issuers or used to purchase Capital Stock (other than Disqualified Stock) of the Issuers) at a Redemption Price equal to 108.375% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture, including Additional Notes permitted under the Indenture, if any, remains outstanding immediately after the occurrence of each such redemption and (ii) such redemption shall occur within 90 days after the date on which such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

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SECTION 7.  Mandatory Redemption.  For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption.  The Co-Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

SECTION 8.  Repurchase at Option of Holder.  Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, the Co-Issuers will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase (subject to the right of Holders to receive interest due on the relevant interest payment date).

The Co-Issuers are, under certain circumstances, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase, with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

SECTION 9.  Notice of Redemption.  Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

SECTION 10.  Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Co-Issuers or the Registrar are not required to transfer or exchange any Note selected for redemption.  Also, the Co-Issuers or the Registrar are not required to transfer or exchange any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

SECTION 11.  Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

SECTION 12.  Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or compliance with any provision may be waived with the consent of

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the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Notes to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the rights of any Holder of a Note.

SECTION 13.  Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare by notice to the Co-Issuers all the Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Co-Issuers or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice.  Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of principal of, premium, if any, or interest on the Notes.

SECTION 14.  Restrictive Covenants.  The Indenture contains certain covenants that, among other things, limit the ability of the Issuers and their Restricted Subsidiaries to incur indebtedness, to make restricted payments, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuers, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates.  The limitations are subject to a number of important qualifications and exceptions.  The Issuers must annually report to the Trustee on compliance with such limitations.

SECTION 15.  No Personal Liability of Partners, Directors, Officers, Employees and Stockholders.  No partner, director, officer, employee, incorporator or holder of any equity interests in the Issuers or any direct or indirect parent partnership or corporation, as such, will have any liability for any obligations of the Issuers under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 16.  Trustee Dealings with the Co-Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and

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may otherwise deal with the Co-Issuers, their Subsidiaries or their respective Affiliates as if it were not the Trustee.

SECTION 17.  Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

SECTION 18.  Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

SECTION 19.  Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Co-Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an 8 3/8% Senior Note due 2010 of the Co-Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such Note shall not be entitled to Additional Interest).  The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(a)

SECTION 20.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

SECTION 21.  Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.

(a)                                  This Section not to appear on Exchange Notes or on Notes the Holder of which is not a party to the Registration Rights Agreement.

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ASSIGNMENT FORM

I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint	agent to transfer this
Note on the books of the Co-Issuers. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as name appears on
the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

Check One

(1)                      ☐                to any Co-Issuer or a subsidiary thereof; or

(2)                      ☐                                                pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)                      ☐                                                to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

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(4)                      ☐                                                outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)                      ☐                                                pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)                      ☐                                                pursuant to an effective registration statement under the Securities Act; or

(7)                      ☐                                                pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the any Co-Issuer as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐                                    The transferee is an Affiliate of any Co-Issuer.

Unless one of items (1) through (7) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Co-Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of item (3) or (4)) and other information as the Trustee or the Co-Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Co-Issuers as the

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undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.09 ☐                                      Section 4.13 ☐

If you want to elect to have only part of this Note purchased by the Co-Issuers pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount:  $

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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EXHIBIT B

FORM OF LEGENDS

Each Global Note and Physical Note that constitutes a Restricted Security or is sold in compliance with Regulation S shall bear the following legend (the “Private Placement Legend”) on the face thereof, unless otherwise agreed by the Issuers and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

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SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Global Note authenticated and delivered hereunder shall also bear the following legend:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

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EXHIBIT C

Form of Certificate To Be
Delivered in Connection with
Transfers to Non-QIB Accredited Investors

[                  ], [       ]

[Trustee]

Ladies and Gentlemen:

In connection with our proposed purchase of [8 3/8% Senior Notes due 2010] [Floating Rate Notes due 2010] (the “Notes”) of UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), we confirm that:

1.             We have received a copy of the Offering Memorandum (the “Offering Memorandum”), dated December 2, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision.  We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer restrictions” of such Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

2.             We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the “Indenture”) as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws.

3.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (a) to the Co-Issuers, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Co-Issuers’ and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (e) or (f) to require the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them, and we further agree to provide to any Person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

4.             We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended) or plan (as defined in Section 4975 of the Internal Revenue Code of 1986, as amended), except as permitted in the section entitled “Transfer restrictions” of the Offering Memorandum.

5.             We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Co-Issuers such certification, legal opinions and other information as the Trustee and the Co-Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

6.             We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

7.             We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You, the Co-Issuers, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

EXHIBIT D

Form of Certificate To Be Delivered
in Connection with Transfers
Pursuant to Regulation S

[                ], [     ]

[Trustee]

Re:

UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), [8 3/8% Senior Notes due 2010] [Floating Rate Notes due 2010] (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $[        ] aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a Person in the United States;

(2)           either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)           we have advised the transferee of the transfer restrictions applicable to the Notes.

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You, the Co-Issuers and counsel for the Co-Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT E

GUARANTEE

For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuers under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 9, 2004, among UNIVERSAL CITY FLORIDA HOLDING CO. I, a Florida general partnership (“Holding I”), UNIVERSAL CITY FLORIDA HOLDING CO. II, a Florida general partnership (“Holding II”), UCFH I FINANCE, INC., a Florida corporation (“Finance I”) and UCFH II FINANCE, INC., a Florida corporation (“Finance II”), as joint and several obligors (the “Co-Issuers”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Guarantors under the Guarantors’ Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

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IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date: [ ]

[ ]

By:
Name:
Title:

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